LEASE EXTENSION AND EXPANSION AGREEMENT


         THIS LEASE EXTENSION AND EXPANSION AGREEMENT, made and entered into this 19th day of April, 1999, by and between Kraus-Anderson(R), Incorporated, a Minnesota corporation (hereinafter referred to as "Landlord"), and Datakey, Inc., a Minnesota corporation ( hereinafter referred to as "Tenant");

         WITNESSETH THAT WHEREAS:

A. Landlord is leasing to Tenant and Tenant is leasing from Landlord certain premises commonly known as 401-409 West Travelers Trail, Burnsville, Minnesota and located in Suite 201 through 205 of the Gateway Business Park, Phase II (the "Complex"), pursuant to written Lease Agreement dated June 3, 1987, as amended by First Amendment To Lease Agreement dated February 10, 1988, Second Amendment To Lease Agreement dated December 23, 1988, Amendment No. 3 To Lease Agreement dated February 13, 1992, Amendment No. 4 To Lease Agreement dated April 1, 1992 and by Lease Amendment No. 5 dated December 17, 1996 (collectively referred to as the "Lease"); Said premises consist of approximately 11,093 square feet of office space, approximately 6,000 square feet of technical space and approximately 1,395 square feet of warehouse space, for a combined area of approximately 18,488 square feet of floor space as shown crosshatched in blue on Exhibit A attached hereto (the "Original Leased Premises"); and

B. WHEREAS, Landlord and Tenant desire to amend the Lease to provide that Tenant's leased space will be increased by approximately an additional 4,589 square feet of office space and approximately an additional 2,295 square feet of warehouse space, for a combined additional leased area of approximately 6,884 square feet of floor space located in Suite 206 and 207, located adjacent to the Original Leased Premises, such total of additional leased area being shown crosshatched in red on Exhibit A attached hereto (the "Expansion Area");

C. WHEREAS, the parties hereto also desires to extend the term of the Lease by a period of five (5) years and to amend certain other provisions thereof;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Lease and agree as follows:

1.       ARTICLE 1, SECTION 2 - PREMISES AND TERM:

         In lieu of Tenant's existing Renewal Option set forth in Paragraph 10 of Amendment No. 3 To Lease Agreement (the "Renewal Option"), the term of the Lease is hereby extended for an additional five (5) year period, to commence on July 1, 1999 and to expire on June 30, 2004.

         The Renewal Option is hereby deleted from the Lease as if it had never been a part thereof.

2. ARTICLE 1, SECTION 1 - PREMISES:

         Landlord shall continue to lease to Tenant and Tenant shall continue to lease from Landlord the Original Leased Premises, in accordance with the terms of the Lease. Beginning on July 1, 1999 ("Expansion Date") and continuing through the extended Lease expiration date of June 30, 2004, the Landlord hereby also leases to Tenant and Tenant hereby leases from Landlord the Expansion Area. Except as otherwise specifically provided in this amendment, Tenant's lease of the Original Leased Premises and the Expansion Area, combined, shall be upon the same terms and conditions as set forth in the Lease, and from and after the Expansion Date of July 1, 1999, the term "Leased Premises" shall be defined to mean the Original Leased Premises together with the Expansion Area, said combined premises totaling approximately 25,372 square feet of space.

3.       EARLY OCCUPANCY PERIOD:

         Tenant shall have the right to use and occupy the Expansion Area for the period from the date upon which this amendment is fully-executed between Landlord and Tenant and continuing until the Expansion Date of July 1, 1999 (the "Construction Period") for purposes of adapting the premises to Tenant's use under this Lease. Tenant's use and occupancy of the Expansion Area during the Construction Period shall be governed by all the terms and conditions of this Lease, including, but not limited to, the payment by Tenant of all charges for utility services furnished to the Expansion Area; provided, however, that Tenant shall not owe or pay Landlord any sums for base rent, real estate taxes, insurance, or operating costs associated with the Expansion Area during said Construction Period.

4. ARTICLE 3 - BASE RENT AND ADDITIONAL RENT:

         a) Additional rents under the Lease for the Expansion Area shall commence to be due and payable pursuant to the Lease from and after the Expansion Date of July 1, 1999.

         b) Tenant shall continue paying Base Rent for the Original Leased Premises at the existing fixed annual Base Rent amount until June 30, 1999.

         c) Article 3 of the Lease is hereby amended to provide that the fixed annual Base Rent for the Original Leased Premises and the Expansion Area shall be blended for the combined premises beginning on July 1, 1999, according to the adjusted schedule of fixed annual Base Rent as follows:

          Rental Period:           Annual Base Rent         Monthly Base Rent
          -------------            ----------------         -----------------
          07/01/99 -06/30/2000        $164,918.00                $13,743.17
          07/01/00 -06/30/2001        $171,261.00                $14,271.75
          07/01/01 -06/30/2002        $177,604.00                $14,800.33
          07/01/02 -06/30/2003        $183,947.00                $15,328.92
          07/01/03 -06/30/2004        $190,290.00                $15,857.50

         e) Paragraph 4 of Amendment No. 4 To Lease Agreement is hereby deleted in its entirety.

5.       ARTICLE 4, SECTION 4 - OPERATING COST ADJUSTMENT:

         From and after the Expansion Date, "Tenant's Proportionate Share" as that phrase is used in the Lease, according to Article 4, Section 4 of the Lease, shall be increased from 34.56% to 47.42% from the Expansion Date of July 1, 1999 through the extended Lease term, ending on June 30, 2004.

6.       ADDITIONAL PROVISIONS - LEASEHOLD IMPROVEMENT ALLOWANCE:

         Landlord shall pay to Tenant an allowance ("Improvement Allowance") in an amount of One Hundred Sixty One Thousand and No/100 Dollars ($161,000.00) upon the following terms and conditions:

         a) The Improvement Allowance shall be applied to the cost of making improvements to the Original Leased Premises and Expansion Area in preparation for Tenant's lease thereof;

         b) Prior to commencing any construction at the Original Leased Premises and the Expansion Area, Tenant shall forward a copy of all construction drawings and specifications to the Landlord for the Landlord's prior written approval, which shall not be unreasonably withheld or delayed;

         c) All construction shall meet fire and safety standards and all other city codes.

         d) Landlord shall not be obligated to pay Tenant any part of the Improvement Allowance until such time as Tenant has furnished to Landlord signed lien waivers for all work and materials provided in connection with said improvements.

7.       ARTICLE 8 - HEATING, VENTILATING AND AIR CONDITIONING SYSTEM REPAIRS:

         a) Landlord shall continue to keep and maintain in good repair the heating, ventilating and air conditioning system ("HVAC") serving the Original Leased Premises and/or Expansion Area, in accordance with the terms of the Lease, as amended hereby. Landlord shall, at all times, have access to the HVAC units, and may enter upon the Original Leased Premises and/or the Expansion Area for the purpose of repairing and maintaining it.

         b) In the event the cost to repair any one particular HVAC unit serving the Original Leased Premises and/or the Expansion Area shall exceed 75% of the cost to replace such unit, then Landlord, at Landlord's option, shall replace said HVAC unit.

         c) Tenant's liability for the cost of replacing any one particular HVAC unit as provided herein shall be 50% of the actual cost incurred by Landlord.

8. The expiration date of the term of the Lease, as set forth therein and as amended hereby, and all other conditions and covenants of the Lease shall apply with full force and effect to Tenant's lease of the Expansion Area. From and after the Expansion Date, the Phrase "Leased Premises", as used in the Lease, shall be construed to mean the Original Leased Premises crosshatched in blue on Exhibit A together with the Expansion Area crosshatched in red on Exhibit A, said combined premises totaling approximately 25,372 square feet of space.

9. Except as herein specifically modified and amended, and as previously amended on February 10, 1988, December 23, 1988, February 13, 1992, April 1, 1992 and on December 17, 1996, the Lease shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Lease Extension and Expansion Agreement as of the day and year first above written.



KRAUS-ANDERSON, INCORPORATED             DATAKEY, INC.


By    /s/ Burton F. Dahlberg             By   /s/ Alan Shuler
         Burton F. Dahlberg                   Alan Shuler
   Its   President                          Its  Vice President & CFO
                    LANDLORD                                 TENANT